Exhibit (h)(13)

AMENDMENT NO. 2 TO RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMNT

This Amendment No. 21 to the Rule 12d1-4 Fund of Funds Investment Agreement (the “Amendment”) by and between Natixis Funds Trust II, Natixis ETF Trust and Gateway Trust, on behalf of each series listed in Schedule A (each an “Acquiring Fund”), and Invesco Exchange-Traded Fund Trust, Invesco Exchange-Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Trust, Invesco Actively Managed Exchange-Traded Commodity Fund Trust and Invesco Exchange-Traded Self-Indexed Fund Trust, on behalf of each of their series (except such series listed on Schedule B, as may be amended from time to time), severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”) dated as of January 19, 2022 (the “Agreement”) shall be effective as of October 17, 2025.

WHEREAS, the Acquiring Funds and Acquired Funds desire to amend the Agreement in accordance with the provisions of Section 6(d) thereof;

WHEREAS, the Funds desire to amend the Agreement to add the Natixis Gateway Quality Income ETF, a series of Natixis ETF Trust as an Acquiring Fund;

NOW, THEREFORE, in consideration of the above premises, Acquiring Funds and Acquired Funds hereby agree as follows:

Schedule A of the Agreement is deleted in its entirety and will be replaced with the following:

Acquiring Funds

Natixis ETF Trust

Natixis Gateway Quality Income ETF

Natixis Funds Trust II

Loomis Sayles Senior Floating Rate and Fixed Income Fund

Gateway Trust

Gateway Fund

Gateway Equity Call Premium Fund

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

NATIXIS ETF TRUST NATIXIS FUNDS TRUST II GATEWAY TRUST

INVESCO EXCHANGE-TRADED FUND TRUST

INVESCO EXCHANGE-TRADED FUND TRUST II

INVESCO INDIA EXCHANGE-TRADED FUND TRUST

INVESCO ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

INVESCO ACTIVELY MANAGED EXCHANGE-TRADED COMMODITY FUND TRUST

INVESCO EXCHANGE-TRADED SELF-INDEXED FUND TRUST

By:	/s/ Natalie Wagner		By:	/s/ Adam Henkel
	Name:	Natalie Wagner		Name:	Adam Henkel
	Title:	Chief Compliance Officer		Title:	Secretary